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                                     Exhibit 11.1


                                     PALFED, Inc.

                  Statement Regarding Computation of Per Share Data



                                       Quarter     Nine Months
                                        Ended         Ended
                                       Sept. 30      Sept. 30
                                      ---------    -----------
                                           (in thousands)
 1996
-----
Weighted average shares outstanding     5,138         5,130
Stock options outstanding                 345           345
Shares assumed repurchased               (255)         (259)
                                        -----         -----
Average common and common
  equivalent shares (1)                 5,228         5,216
                                        -----         -----
                                        -----         -----


                                         Quarter     Nine Months
                                            Ended         Ended
                                          Sept. 30     Sept. 30
                                         ---------    -----------
                                           (in thousands)
 1995
-----
Weighted average shares outstanding     5,101         5,094
Stock options outstanding                 184           184
Shares assumed repurchased               (107)         (124)
                                        -----         -----
Average common and common
  equivalent shares  (1)                5,178         5,154
                                        -----         -----
                                        -----         -----


(1) Stock options outstanding less shares assumed repurchased are common stock equivalents.


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